EXHIBIT 24.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Capital Machine, Inc.

      We hereby consent to the use in this Registration Statement of Capital Machine, Inc.. on Form SB-1 of our report dated April 30, 2001 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

      We also consent to the reference to our firm under the heading "Experts" in such Prospectus.


                                        /s/ Feldman Sherb & Co., P.C.